Exhibit 10.2
EXECUTION VERSION
GENERAL CABLE CORPORATION
7.125% Senior Fixed Rate Notes due 2017
Senior Floating Rate Notes due 2015

Purchase Agreement
March 15, 2007
Goldman, Sachs & Co.,
As representative of the several Purchasers named in Schedule I hereto,
85 Broad Street,
New York, New York 10004
Ladies and Gentlemen:
     General Cable Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) $200,000,000 in aggregate principal amount of 7.125% Senior Fixed Rate Notes due 2017 (the “Fixed Rate Notes”) and $125,000,000 in aggregate principal amount of Senior Floating Rate Notes due 2015 (the “Floating Rate Notes”, together with the Fixed Rate Notes, the “Securities”). The Securities are to be issued pursuant to an indenture to be dated as of March 21, 2007 among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”) (the “Indenture”). The Securities will be irrevocably and unconditionally guaranteed (the “Guarantees”) as to payment of principal, premium, if any, interest and Special Interest (as defined in the Indenture), if any, on an unsecured and unsubordinated basis, jointly and severally by each of the Guarantors set forth on the signature pages hereof (each a “Guarantor,” and collectively, the “Guarantors”).
     In connection with the offering of the Securities, the Company commenced a tender offer and a related consent solicitation (together, the “Tender Offer”) to purchase any and all of its outstanding 9.5% Senior Notes due 2010 (the “Existing Senior Notes”), of which $285.0 million in aggregate principal amount is outstanding, and to obtain the requisite consents of holders of the Existing Senior Notes to proposed amendments to the indenture (the “Proposed Amendments”) governing such Existing Senior Notes (the “Requisite Consents”).
1.	The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, each of the Purchasers that:
(a)	A preliminary offering circular, dated March 7, 2007 (the “Preliminary Offering Circular”) and an offering circular, dated March 15, 2007 (the “Offering Circular,” have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to the “Pricing Circular.” Any reference to the Preliminary Offering Circular, the

Pricing Circular or the Offering Circular shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) under Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or prior to the date of such circular and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto. Such documents are hereinafter called the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

(b)	For the purposes of this Agreement, the “Applicable Time” is 5:30p.m. (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) listed on Schedule II(b) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

(c)	Neither the Company nor any of its Subsidiaries has sustained since December 31, 2006 any loss or interference with its business from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular, that would have a Material Adverse Effect (as defined below); and, since the respective dates as of which information is given in the Pricing Circular, there has not been any change in the capital stock or long term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Circular. As used herein, the term “Subsidiary,” collectively the “Subsidiaries,” means “significant subsidiary” as such term is defined in Rule 1 02 of Regulation S-X;

(d)	The Company and its Subsidiaries have good and marketable title to all real property owned by them and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

(e)	The Company and each of the Guarantors has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation, with corporate, limited partnership or limited liability company power and authority, as the case may be, to own its properties and conduct its business as described in the Pricing Circular, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as whole (a “Material Adverse Effect”); and each other Subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation;

(f)	The Company has an authorized capitalization as set forth in the Pricing Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(g)	This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors;

(h)	The Securities have been duly authorized and, when duly executed by the Company pursuant to this Agreement, duly authenticated by the Trustee in the manner provided in the Indenture (assuming the due execution, delivery and authorization of the Indenture by the Trustee), and when duly issued and delivered against payment therefor in accordance with this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Company, the Guarantors and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular and will be in substantially the form previously delivered to you;

(i)	The Guarantees have been duly authorized by each of the Guarantors and, when duly executed by the Guarantors pursuant to this Agreement, and when duly issued and delivered against payment therefor in accordance with this Agreement, will constitute valid and legally binding obligations of each of the Guarantors, enforceable in accordance with their respective terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights, and to general equity principles; and the Guarantees will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular and will be in substantially the forms previously delivered to you;

(j)	The Exchange and Registration Rights Agreement to be dated as of the Time of Delivery (as defined herein) (the “Registration Rights Agreement”) has been duly authorized by the Company and each of the Guarantors, and as of the Time of Delivery, will have been duly executed and delivered by the Company and each of the Guarantors, and will constitute a valid and legally binding instrument enforceable in accordance with its terms, subject, as to enforcement, bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular; and the Registration Rights Agreement will be in substantially the form previously delivered to you;

(k)	The 7.125% Senior Fixed Rate Notes due 2017 and the Senior Floating Rate Notes due 2015, to be offered in exchange for the Fixed Rate Notes and the Floating Rate Notes, respectively, pursuant to the Registration Rights Agreement (the “Exchange Fixed Rate Notes” and the “Exchange Floating Rate Notes,”

respectively, and together, the “Exchange Notes”) have been duly authorized by the Company and, when duly executed by the Company pursuant to the Registration Rights Agreement, duly authenticated by the Trustee in the manner provided in the Indenture (assuming the due execution, delivery and authorization of the Indenture by the Trustee), and when duly issued and delivered in exchange for the Securities in accordance with the Registration Rights Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations, entitled to the benefits provided by the Registration Rights Agreement and the Indenture under which they are to be issued; and the Exchange Notes will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular;

(l)	The guarantees of the Exchange Notes by the Guarantors have been duly authorized by each of the Guarantors and, when duly executed by the Guarantors pursuant to the Registration Rights Agreement, and when duly issued and delivered in exchange for the Securities in accordance with the Registration Rights Agreement, will constitute valid and legally binding obligations of each of the Guarantors, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights, and to general equity principles; and the guarantees of the Exchange Notes will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular;

(m)	None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(n)	Prior to the date hereof, none of the Company, the Guarantors, or to its or their best knowledge, any of its or their affiliates have taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(o)	Except as disclosed in the Pricing Circular, the issue and sale of the Securities and the compliance by each of the Company and the Guarantors with all of the provisions of the Securities, the Guarantees, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or any of the Company’s Subsidiaries or (iii) will not violate of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except in the case of clauses (i) and (iii), as would have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or the Guarantors of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except for the filing of a registration statement by the Company with the Commission pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registration Rights Agreement, qualification of the Indenture by the Trustee under the United States Trust Indenture Act of 1939, as amended, pursuant to the Registration Rights Agreement, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

(p)	Neither the Company nor any of its Subsidiaries is in violation of its Amended and Restated Certificate of Incorporation or Amended and Restated By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(q)	The statements set forth in the Pricing Circular and the Offering Circular under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Certain U.S. Federal Income Tax Considerations” and under the caption “Plan of Distribution,” insofar as they purport to describe the provisions of the U.S. securities laws and the purchase agreement referred to therein, are accurate, complete and fair;

(r)	Other than as set forth in the Pricing Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(s)	The Company and each of the Company’s Subsidiaries possess adequate certifications, authorities, registrations, licenses, approvals or permits (collectively, “Permits”) issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of proceedings relating to the revocation or modification of any such Permit, other than, in each case, with respect to such Permits the failure of which to possess would not, individually or in the aggregate, have a Material Adverse Effect;

(t)	All tax returns or extensions thereof required to be filed by the Company and each of the Company’s Subsidiaries have been filed and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(u)	No labor dispute with the employees of the Company or any of its subsidiaries exists, other than such as would not, individually or in the aggregate, have a Material Adverse Effect;

(v)	Other than such would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights;

(w)	Except as set forth in the Pricing Circular, or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries (i) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the “environmental laws”), is liable for any off-site disposal or contamination pursuant to any environmental laws, or (ii) is subject to any claim relating to any environmental laws; and to the best knowledge of the Company, is not aware of any pending investigation which could reasonably be expected to lead to such a claim;

(x)	When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(y)	The Company is subject to Section 13 or 15(d) of the Exchange Act;

(z)	Assuming the accuracy of the representations and warranties and compliance with the covenants and agreements of the Purchasers set forth in Section 3, no registration of the Securities under the Securities Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement;

(aa)	Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, none of them will be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(bb)	None of the Company, the Guarantors or any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902; provided that no representation or warranty is made in this subsection (bb) with respect to the Purchasers;

(cc)	Within the preceding six months, except for the Company’s issuance of $355,000,000 in aggregate principal amount of 0.875% Senior Convertible Notes due 2013 on November 15, 2006, none of the Company, the Guarantors nor any other person acting on its or their respective behalf has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

(dd)	Neither the Company, nor any of the Company’s subsidiaries, nor to the best knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Company’s subsidiaries, has taken any action that would constitute a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to their knowledge, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ee)	Neither the Company, nor any of the Company’s subsidiaries, nor to the best knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of the Company’s subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(ff)	The Company and each of the Guarantors maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as set forth in the Pricing Circular, each of the Company’s and the Guarantors’ internal controls over financial reporting is effective and neither the Company nor any Guarantors are aware of any material weaknesses in its internal control over financial reporting;

(gg)	Since December 31, 2006, there has been no change in the Company’s nor any of the Guarantors’ internal control over financial reporting that has materially affected, or are reasonably likely to materially affect, the Company’s or the Guarantors’ internal control over financial reporting;

(hh)	Except as set forth in the Pricing Circular, the Company and each of the Guarantors maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective; and

(ii)	Deloitte & Touche LLP which has audited certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.
2.	Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, (i) the Fixed Rate Notes at a purchase price of 98.25% of the principal amount thereof, the principal amount of Fixed Rate Notes set forth opposite the name of such Purchaser in Schedule I hereto and (ii) the Floating Rate Notes at a purchase price of 98.25% of the principal amount thereof, the principal amount of Floating Rate Notes set forth opposite the name of such Purchaser in Schedule I hereto.
3.	Upon the authorization by the Company of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser, severally and not jointly, hereby represents and warrants to, and agrees with the Company that:
(a)	It will offer and sell the Securities only to: (i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

(b)	It is a QIB or an “institutional accredited investor” within the meaning of Regulation D under the Securities Act; and

(c)	It will not offer or sell the Securities by any form of general solicitation or general advertising, within the meaning of Regulation D, including but not limited to the methods described in Rule 502(c) under the Securities Act.
4.	(a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”) The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on March 21, 2007 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”
(b)	The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including any additional documents requested by the Purchasers pursuant to Section 8(j) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian), all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
5.	The Company and the Guarantors, jointly and severally, agree with each of the Purchasers:
(a)	To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor the Guarantors shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)	To furnish the Purchasers with written and electronic copies of the Offering Circular in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)	During the period beginning from the date hereof and continuing until 90 days after the Time of Delivery, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Securities without your prior written consent;

(e)	Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)	At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

(g)	If requested by you, to use its reasonable efforts to cause such Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

(h)	Except for such documents that are publicly available on EDGAR, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(i)	During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the

Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them; and

(j)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds”, including accepting for payment all Existing Senior Notes validly tendered and not withdrawn pursuant to and in the manner contemplated by the Tender Offer, subject to the conditions thereof.
6.
(a)	(i) The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);
(ii)	each Purchaser represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., other than one or more term sheets relating to the Securities containing customary information, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii)	any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule II hereto.
7.	The Company and each of the Guarantors, jointly and severally, covenant and agree with the several Purchasers that the Company and each of the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
8.	The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:
(a)	Latham & Watkins LLP, counsel for the Purchasers, shall have furnished to the Purchasers their written opinion, dated the Time of Delivery, with respect to such matters as you may reasonably request, in form and substance reasonably satisfactory to the Purchasers and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)	(i)	Counsel for the Company and the Guarantors shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Exhibit A-1 hereto;

	(ii)	Blank Rome LLP, counsel for the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Exhibit A-2 hereto; and

	(iii)	Arizona counsel for the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Exhibit A-3 hereto;
(c)	On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to the Purchasers a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(d)	(i) Neither the Company nor any of its subsidiaries shall have sustained since December 31, 2006 any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular, and (ii) since the respective dates as of which information is given in the Pricing Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Fixed Rate Notes or the Floating Rate Notes, as applicable, on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(e)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(f)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Fixed Rate Notes or the Floating Rate Notes on the terms and in the manner contemplated in the Offering Circular;

(g)	The Securities have been designated for trading on PORTAL;

(h)	The Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by duly authorized officers of the Company and the Guarantors;

(i)	A majority of the outstanding Existing Senior Notes shall have been validly tendered and not withdrawn pursuant to the Tender Offer and accepted for payment by the Company, the Requisite Consents shall have been obtained, and a supplemental indenture effecting the Proposed Amendments by and among the Company, the Guarantors and the trustee under the indenture under which the Existing Senior Notes were issued shall have been executed and delivered pursuant to the Tender Offer; and

(j)	The Company and the Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of authorized officers of the Company and the Guarantors in form and substance reasonably satisfactory to you certifying, to such officers’ knowledge, as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantors of all of their respective obligations hereunder to be performed at or prior to such

Time of Delivery, as to the matters set forth in subsection (d) of this Section and as to such other matters as you may reasonably request.

9.	(a)	The Company and each of the Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

	(b)	Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company and each Guarantor against any losses, claims, damages or liabilities to which the Company or any Guarantor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and any Guarantor for any legal or other expenses reasonably incurred by the Company or any Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

	(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability under subsection (a) or (b) above except to the extent that such indemnifying party is materially prejudiced as result of such failure to notify, and in any event, shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Fixed Rate Notes or the Floating Rate Notes, as applicable, (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, therefrom, in each case as set forth in this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the

Guarantors on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Fixed Rate Notes or the Floating Rate Notes, as applicable, underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective obligations to purchase the Fixed Rate Notes or the Floating Rate Notes, as applicable, and not joint.

(e)	The obligations of the Company and the Guarantors under this Section 9 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Securities Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantors and to each person, if any, who controls the Company or the Guarantors within the meaning of the Securities Act.
10.	(a) If any Purchaser shall default in its obligation to purchase the Fixed Rate Notes or the Floating Rate Notes, as applicable, which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Fixed Rate Notes or the Floating Rate Notes, as applicable, on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Fixed Rate Notes or the Floating Rate Notes, as applicable, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Fixed Rate Notes or such Floating Rate Notes, as applicable, on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Fixed Rate Notes or the Floating Rate Notes, as applicable, or the Company notifies you that it has so arranged for the purchase of such Fixed Rate Notes or such Floating Rate Notes, as applicable, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Fixed Rate Notes or the Floating Rate Notes, as applicable.
(b)	If, after giving effect to any arrangements for the purchase of the Fixed Rate Notes or the Floating Rate Notes, as applicable, of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Fixed Rate Notes or such Floating Rate Notes, as applicable, which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Fixed Rate Notes or the Floating Rate Notes, as applicable, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Fixed Rate Notes or Floating Rate Notes, as applicable, which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Fixed Rate Notes or the Floating Rate Notes, as applicable, which such Purchaser agreed to purchase hereunder) of the Fixed Rate Notes or the Floating Rate Notes, as applicable, of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Fixed Rate Notes or the Floating Rate Notes, as applicable, of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Fixed Rate Notes or the Floating Rate Notes, as applicable, which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Fixed Rate Notes or the Floating Rate Notes, as applicable, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Fixed Rate Notes or Floating Rate Notes, as applicable, of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company and the Guarantors, except for the expenses to be borne by the Company, the Guarantors and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.
11.	The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, the Guarantors, or any officer or director or controlling person of the Company or the Guarantors, and shall survive delivery of and payment for the Securities.
12.	If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Guarantors shall then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.
13.	In all dealings hereunder, Goldman, Sachs & Co. shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by Goldman, Sachs & Co. as the representative on behalf of the Purchasers.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representative in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; and if to the Company or the Guarantors shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
14.	This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and the Guarantors and to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, the Guarantors or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement.

16.	The Company and the Guarantors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or any of the Guarantors, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company or the Guarantors on other matters) or any other obligation to the Company or the Guarantors except the obligations expressly set forth in this Agreement and (iv) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they have deemed appropriate. The Company and the Guarantors agree that they will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Guarantors, in connection with such transaction or the process leading thereto.

17.	This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantors and the Purchasers, or any of them, with respect to the subject matter hereof.
18.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
19.	The Company, the Guarantors and each of the Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.	This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
21.	Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof.

Very truly yours,

GENERAL CABLE CORPORATION

By:	/s/ Robert J. Siverd

Name: Robert J. Siverd
Title: Executive Vice President, General Counsel and Secretary

GENCA CORPORATION
GENERAL CABLE INDUSTRIES, INC.
GENERAL CABLE INDUSTRIES LLC
GENERAL CABLE MANAGEMENT LLC
GENERAL CABLE OVERSEAS HOLDINGS, INC.
GENERAL CABLE TECHNOLOGIES CORPORATION
GENERAL CABLE TEXAS OPERATIONS L.P.
GK TECHNOLOGIES, INCORPORATED
DIVERSIFIED CONTRACTORS, INC.
MARATHON MANUFACTURING HOLDINGS, INC.
MARATHON STEEL COMPANY
MLTC COMPANY

By:	/s/ Robert J. Siverd

Name: Robert J. Siverd
Title: Executive Vice President, General Counsel and Secretary

Accepted as of the date hereof:
Goldman, Sachs & Co.
By: /s/ Goldman, Sachs & Co.
     (Goldman, Sachs & Co.)
On behalf of each of the Purchasers

SCHEDULE I

	Principal	Principal
	Amount of	Amount of
	Fixed Rate	Floating Rate
	Notes	Notes
	to be	to be
Purchaser	Purchased	Purchased
Goldman, Sachs & Co.	$140,000,000	$87,500,000
Banc of America Securities LLC	20,000,000	12,500,000
Credit Suisse Securities LLC	20,000,000	12,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	20,000,000	12,500,000

Total	$200,000,000	$125,000,000

SCHEDULE II
     (a) Additional Documents Incorporated by Reference:
     None.
     (b) Approved Company Supplemental Disclosure Documents:
     Electronic Roadshow Presentation, dated March 7, 2007.
     Term sheet set forth on Schedule III.

SCHEDULE III
General Cable Corporation
$325,000,000
Senior Floating Rate Notes due 2015
7.125% Senior Fixed Rate Notes due 2017
This term sheet relates only to the securities described below and should be read in conjunction with the preliminary offering circular dated March 7, 2007 (including the documents incorporated by reference therein) relating to these securities.

Issuer:	General Cable Corporation

Aggregate Principal Amount:	$125,000,000 Senior Floating Rate Notes $200,000,000 Senior Fixed Rate Notes

Maturity:	Senior Floating Rate Notes: April 1, 2015 Senior Fixed Rate Notes: April 1, 2017

Day Count:	360/30

Offering Price:	Senior Floating Rate Notes: 100% plus accrued interest, if any, from March 15, 2007 7.125% Senior Fixed Rate Notes: 100% plus accrued interest, if any, from March 15, 2007

Settlement Date:	March 21, 2007 (T + 4)

Coupon:	Senior Floating Rate Notes: Applicable LIBOR Rate (3 month) plus 2.375% per annum

Senior Fixed Rate Notes: 7.125% per annum

Interest Payment Dates:	Senior Floating Rate Notes: Quarterly on April 1, July 1, October 1 and January 1 in each year commencing July 1, 2007

Senior Fixed Rate Notes: Semi-annually on April 1 and October 1 in each year commencing October 1, 2007

Optional Redemption:	Senior Floating Rate Notes:

Beginning April 1, 2009:
April 1, 2009	102.000%
April 1, 2010	101.000%
April 1, 2011	100.000%

Senior Fixed Rate Notes:

Beginning April 1, 2012
April 1, 2012	103.563%
April 1, 2013	102.375%
April 1, 2014	101.188%
April 1, 2015	100.000%

Equity Clawback:	Senior Floating Rate Notes: Prior to April 1, 2009 may redeem up to 35.00% at par plus then applicable coupon

Senior Fixed Rate Notes: Prior to April 1, 2010 may redeem up to 35.00% at : 107.125%

Sole Book-Running Manager:	Goldman, Sachs & Co.

Co-Managers:	Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated

Tender Offer/ Consent Solicitation:	As of 12:00 noon on March 15, 2007, approximately 96% of the Company’s outstanding 9.5% Senior Notes due 2010 had been validly tendered in the Company’s pending tender offer and consent solicitation, subject to withdrawal rights of the holders of such notes through 5:00 pm on March 15, 2007.

ANNEX I
(1)	The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser, severally and not jointly, represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution of Securities at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act. Accordingly, each Purchaser, severally and not jointly, agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser, severally and not jointly, agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Purchaser, severally and not jointly, further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

(2)	Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

(3)	Each Purchaser, severally and not jointly, agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser, severally and not jointly, agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except (i) in compliance with applicable laws and (ii) with Goldman, Sachs & Co.’s express written consent and then only at its own risk and expense.

A-1